Exhibit 99.1

NEWS  RELEASE
FOR  RELEASE:  April  27,  2004

               TRANSOCEAN INC. REPORTS FIRST QUARTER 2004 RESULTS

     HOUSTON--Transocean Inc. (NYSE: RIG) today reported net income for the three months ended March 31, 2004 of $22.7 million, or $0.07 per diluted share, on revenues of $652.0 million, compared to net income of $47.2 million, or $0.15 per diluted share, on revenues of $616.0 million for the three months ended March 31, 2003. Net income adjusted1 for early debt retirement and TODCO initial public offering (IPO)-related items for the three months ended March 31, 2004 totaled $49.5 million, or $0.15 per diluted share, compared to net income adjusted for an asset impairment for the three months ended March 31, 2003 of $48.2 million, or $0.15 per diluted share.

     Transocean Drilling Segment - Revenues for the three months ended March 31, 2004 of $578.2 million were 9% greater than revenues reported during the three months ended December 31, 2003 due chiefly to integrated services revenue generated from a North Sea drilling program, increased activity in Asia and the buyout of the remaining interest in the Deepwater Drilling L.L.C. joint venture, which owns the drillship Deepwater Pathfinder. Segment operating income before general and administrative expense of $178.2 million and field operating income2 (defined as revenues less operating and maintenance expenses) of $245.0 million for the three months ended March 31, 2004 improved from levels experienced in the preceding three months ended December 31, 2003 due to the higher revenues in the quarter and lower operating and maintenance costs aided by the absence of Nigeria restructuring charges. Segment fleet utilization during the three months ended March 31, 2004 improved slightly to 69% from 68% for the three months ended December 31, 2003 due principally to higher utilization of the company's High Specification Floaters, especially in Asia and the Gulf of Mexico.

     The company has seen improving demand for its High-Specification Floaters in the Norwegian North Sea market sector and expects to see improvement in other market sectors as the year progresses. Since the commencement of 2004, five of the company's High-Specification rigs have received new contracts with durations of 12 to 36 months. Development drilling projects in West Africa and exploration opportunities in the Gulf of Mexico continue to support prospects for deepwater rig demand improvement over the long-term, although the risk of project delays remains, especially in Nigeria and Angola. The company currently has 64% of its remaining High-Specification Floater fleet days in 2004 committed to firm contracts, up from 55% in late 2003, but remains concerned regarding the risk of intermittent idle time on these units. Expected idle time on some High-Specification rigs in Brazil, Norway and West Africa, following the completion of projects and planned shipyard time, together with the mobilization of a drillship for a drilling program offshore Pakistan will contribute to an expected reduction in revenues from the High-Specification Floater fleet during the second quarter of 2004.

     Prospects for the company's Jackup Rig fleet are currently strengthening with near-term incremental jackup rig demand expected in Southeast Asia and the Middle East, followed by anticipated improving demand in India beginning in the fourth quarter of the year. The excess jackup rig capacity present in West Africa since the second half of 2003 is continuing, but some of these idle units could be mobilized to other regions during the year.

     The company's Other Floaters remain significantly underutilized, especially in the U.K. sector of the North Sea and the Gulf of Mexico where approximately 40% of the industry's capacity resides. Seasonal improvement in the U.K. sector of the North Sea has begun and should support higher utilization in the region into the third quarter of 2004, while utilization in the Gulf of Mexico continues to be hindered by competition from higher specification rigs. Other regions are generally balanced or modestly oversupplied, offering few opportunities for mobilizing units to more robust market sectors. A reduction in activity for integrated services programs in the North Sea should result in lower revenues for this segment of the company's fleet during the second quarter of 2004.

     TODCO Segment - Revenues for the three months ended March 31, 2004 were $73.8 million. The segment reported an operating loss before general and administrative expense of $26.9 million and a field operating loss2 of $5.4 million during the same three month period.

      Liquidity - Cash flow from operations totaled $192.2 million for the three months ended March 31, 2004, while total debt was reduced by $411.7 million. During the quarter, the company received net proceeds of $155.7 million from the TODCO IPO.

     Conference  Call  Information
     -----------------------------

     Transocean will conduct a teleconference call at 10:00 a.m. ET on April 27, 2004. To participate, dial 303-262-2075 approximately five to 10 minutes prior to the scheduled start time of the call.

     In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company's website at www.deepwater.com and selecting "Investor Relations." It may also be
           -----------------
accessed via the Internet at www.CompanyBoardroom.com by typing in the company's
                             ------------------------
New  York  Stock  Exchange  trading  symbol,  "RIG."

     A telephonic replay of the conference call should be available after 1:00 p.m. ET on April 27 and can be accessed by dialing 303-590-3000 and referring to the passcode 575769. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses.

     TODCO will also conduct a teleconference call at 9:00 a.m. ET on April 27, 2004. To participate, dial 877-692-2086 approximately five to 10 minutes prior to the scheduled start time of the call. TODCO's conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the TODCO website at www.theoffshoredrillingcompany.com. For more information, see TODCO's website.
                                --

     Monthly  Fleet  Update  Information
     -----------------------------------

     Drilling rig status and contract information on Transocean Inc.'s offshore drilling fleet has been condensed into a report titled "Monthly Fleet Update," which is available through the company's website at www.deepwater.com. The
                                                         -----------------
report  is  located in the "Investor Relations/Financial Reports" section of the
                           --------------------------------------
website.  By  subscribing  to the Transocean Financial Report Alert, you will be
                                  ---------------------------------
immediately notified when new postings are made to this page by an automated e-mail that will provide a link directly to the page that has been updated. Shareholders and other interested parties are invited to sign up for this service.

     Forward-Looking  Disclaimer
     ---------------------------

     Statements regarding future opportunities and outlook for the company and the company's Transocean Drilling business segment and fleet categories, dayrates, rig utilization, drilling activity, contract opportunities, idle time, rig mobilizations, integrated service projects, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future price of oil and gas and other factors detailed in the company's most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

     Transocean Inc. is the world's largest offshore drilling contractor with a fleet of 95 mobile offshore drilling units, excluding the 70-rig fleet of TODCO, a publicly traded drilling company in which Transocean Inc. owns a majority interest. The company's mobile offshore drilling fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business, including industry-leading positions in high-specification deepwater and harsh environment drilling units. The company's fleet consists of 32 High-Specification Floaters (semisubmersibles and drillships), 25 Other Floaters, 26 Jackup Rigs and other assets utilized in the support of offshore drilling activities worldwide. With a current equity market capitalization in excess of $8 billion, Transocean Inc.'s ordinary shares are traded on the New York Stock Exchange under the symbol "RIG."

                                     ###                               04-19

1 Net income adjusted for certain items, a non-GAAP measure, is computed by subtracting from or adding to net income, a GAAP measure, items that occurred during the three months ended March 31, 2004 and are considered by management to be outside the normal course of operations. A reconciliation for the periods reported may be found in the accompanying schedule titled Non-GAAP Financial
Measures and Reconciliations - Adjusted Net Income and Earnings Per Share. 2 For a reconciliation of segment operating income, before general and administrative expense to field operating income, see the accompanying schedule titled Non-GAAP Financial Measures and Reconciliations - Operating Income (Loss) Before General and Administrative Expense to Field Operating Income (Loss) by Segment.


                        TRANSOCEAN  INC.  AND  SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In millions, except per share data)
                                    (Unaudited)


                                                      Three Months Ended March 31,
                                                       2004             2003
                                                  --------------  -----------------
Operating Revenues
  Contract drilling revenues                      $       583.9   $          587.5
  Other revenues                                           68.1               28.5
                                                          652.0              616.0
Costs and Expenses
  Operating and maintenance                               412.4              374.1
  Depreciation                                            131.5              126.8
  General and administrative                               15.1               13.9
  Impairment loss on long-lived assets                        -                1.0
  Gain from sale of assets, net                            (3.8)              (1.4)
  Gain from sale of TODCO initial public offering         (39.4)                 -
                                                          515.8              514.4

Operating Income                                          136.2              101.6

Other Income (Expense), net
  Equity in earnings of joint ventures                      2.3                3.6
  Interest income                                           2.1                6.9
  Interest expense                                        (47.4)             (52.6)
  Loss on retirement of debt                              (28.1)                 -
  Other, net                                                1.4               (0.6)
                                                          (69.7)             (42.7)

Income Before Income Taxes and Minority Interest           66.5               58.9

Income Tax Expense                                         48.0               11.8
Minority Interest                                          (4.2)              (0.1)
Net Income                                        $        22.7   $           47.2

Earnings Per Share
  Basic                                           $        0.07   $           0.15
  Diluted                                         $        0.07   $           0.15

Weighted Average Shares Outstanding
  Basic                                                   320.6              319.7
  Diluted                                                 324.3              321.6


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
                              TRANSOCEAN  INC.  AND  SUBSIDIARIES
                            CONDENSED  CONSOLIDATED  BALANCE  SHEETS
                                (In millions, except share data)



                                                                    March 31,     December 31,
                                                                   ------------  --------------
                                                                       2004           2003
                                                                   ------------  --------------
                                                                   (Unaudited)

                                           ASSETS

Cash and Cash Equivalents                                          $     397.9   $       474.0
Accounts Receivable, net
   Trade                                                                 418.7           435.3
   Other                                                                  31.8            45.0
Materials and Supplies, net                                              151.8           152.0
Deferred Income Taxes                                                     25.3            41.0
Other Current Assets                                                      56.3            31.6
   Total Current Assets                                                1,081.8         1,178.9

Property and Equipment                                                10,644.2        10,673.0
Less Accumulated Depreciation                                          2,765.6         2,663.4
   Property and Equipment, net                                         7,878.6         8,009.6

Goodwill                                                               2,230.8         2,230.8
Investments in and Advances to Joint Ventures                              6.2             5.5
Deferred Income Taxes, net                                                28.2            28.2
Other Assets                                                             216.8           209.6
      Total Assets                                                 $  11,442.4   $    11,662.6

                            LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts Payable                                                   $     144.6   $       146.1
Accrued Income Taxes                                                      52.5            57.2
Debt Due Within One Year                                                  47.2            45.8
Other Current Liabilities                                                280.8           262.0
      Total Current Liabilities                                          525.1           511.1

Long-Term Debt                                                         3,199.2         3,612.3
Deferred Income Taxes                                                     58.3            42.8
Other Long-Term Liabilities                                              304.2           299.4
      Total Long-Term Liabilities                                      3,561.7         3,954.5

Commitments and Contingencies
Minority Interest                                                        121.5             4.4

Preference Shares, $0.10 par value; 50,000,000 shares authorized,
      none issued and outstanding                                            -               -
Ordinary Shares, $0.01 par value; 800,000,000 shares authorized,
      320,759,263 and 319,926,500 shares issued and outstanding at
      March 31, 2004 and December 31, 2003, respectively                   3.2             3.2
Additional Paid-in Capital                                            10,662.7        10,643.8
                                                                   ============
Accumulated Other Comprehensive Loss                                     (20.3)          (20.2)
                                                                   ============
Retained Deficit                                                      (3,411.5)       (3,434.2)
                                                                   ============
      Total Shareholders' Equity                                       7,234.1         7,192.6
                                                                   ============
      Total Liabilities and Shareholders' Equity                   $  11,442.4   $    11,662.6
                                                                   ============

                                        TRANSOCEAN INC. AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                (In millions)
                                                 (Unaudited)

                                                                                            Three Months Ended March 31,
                                                                                           ---------------------------------
                                                                                                2004             2003
                                                                                           --------------  -----------------

Cash Flows from Operating Activities
   Net income                                                                              $        22.7   $           47.2
   Adjustments to reconcile net income to
      net cash provided by operating activities
        Depreciation                                                                               131.5              126.8
        Deferred income taxes                                                                       31.3               27.6
        Equity in earnings of joint ventures                                                        (2.3)              (3.6)
        Net gain from disposal of assets                                                            (1.9)              (0.7)
        Gain on sale of TODCO initial public offering                                              (39.4)                 -
        Loss on retirement of debt                                                                  28.1                  -
        Impairment loss on long-lived assets                                                           -                1.0
        Amortization of debt-related discounts/premiums, fair value adjustments and issue
          costs, net                                                                                (7.6)              (1.8)
        Deferred income, net                                                                        (3.3)               6.4
        Deferred expenses, net                                                                      (1.9)              (4.8)
        Other long-term liabilities                                                                  2.3                6.9
        Other, net                                                                                   6.2                0.7
   Changes in operating assets and liabilities
        Accounts receivable                                                                         29.8               17.6
        Accounts payable and other current liabilities                                              23.6               42.4
        Income taxes receivable/payable, net                                                        (2.4)             (40.7)
        Other current assets                                                                       (24.5)             (34.5)
   Net Cash Provided by Operating Activities                                                       192.2              190.5

Cash Flows from Investing Activities
   Capital expenditures                                                                            (18.5)             (24.4)
   Proceeds from disposal of assets, net                                                            10.5                2.2
   Proceeds from TODCO initial public offering                                                     155.7                  -
   Joint ventures and other investments, net                                                         1.5                1.4
   Net Cash Provided by (Used in) Investing Activities                                             149.2              (20.8)

Cash Flows from Financing Activities
   Repayments on revolving credit agreements                                                       (50.0)                 -
   Net borrowings from issuance of debt                                                              1.1                  -
   Repayments on other debt instruments                                                           (381.6)             (47.8)
   Cash from termination of interest rate swaps                                                        -              173.5
   Net proceeds from issuance of ordinary shares under stock-based compensation plans               14.0               10.9
   Other, net                                                                                       (1.0)              (0.1)
Net Cash Provided by (Used in) Financing Activities                                               (417.5)             136.5

Net Increase (Decrease) in Cash and Cash Equivalents                                               (76.1)             306.2
Cash and Cash Equivalents at Beginning of Period                                                   474.0            1,214.2
Cash and Cash Equivalents at End of Period                                                 $       397.9   $        1,520.4

                                   Transocean Inc.
                             Fleet Operating Statistics

                                             OPERATING REVENUES ($ MILLIONS) (1)
                                         -------------------------------------------
                                                      Three Months Ended
                                         -------------------------------------------
                                           March 31,      December 31,    March 31,
TRANSOCEAN DRILLING SEGMENT:                  2004            2003          2003
                                         --------------  --------------  -----------
Contract Drilling Revenues
 High-Specification Floaters:
   Fifth-Generation Deepwater Floaters   $       194.9   $       187.5   $    175.7
   Other Deepwater Floaters              $       108.1   $        96.9   $    116.2
   Other High-Specification Floaters     $        30.6   $        31.9   $     33.3
 Total High-Specification Floaters       $       333.6   $       316.3   $    325.2
 Other Floaters                          $        62.7   $        67.9   $     81.8
 Jackups                                 $       101.5   $       104.6   $    115.3
 Other Rigs                              $        24.1   $        24.4   $     16.7
Subtotal                                 $       521.9   $       513.2   $    539.0
Client Reimbursable Revenues             $        16.6   $        18.1   $     21.6
Integrated Services and Other            $        39.7   $        (0.2)  $      2.1
Segment Total                            $       578.2   $       531.1   $    562.7

TODCO SEGMENT                            $        73.8   $        60.4   $     53.3

Total Company                            $       652.0   $       591.5   $    616.0

                                                  AVERAGE DAYRATES  (1) (2)
                                         -------------------------------------------
                                                      Three Months Ended
                                         -------------------------------------------
                                            March 31,     December 31,    March 31,
                                         -------------------------------------------
TRANSOCEAN DRILLING SEGMENT:                  2004            2003         2003
                                         --------------  --------------  -----------
 High-Specification Floaters:
   Fifth-Generation Deepwater Floaters   $     179,200   $     186,500   $  183,800
   Other Deepwater Floaters              $     101,300   $     101,400   $  113,600
   Other High-Specification Floaters     $     115,200   $     117,900   $  123,300
 Total High-Specification Floaters       $     137,800   $     141,800   $  144,600
 Other Floaters                          $      62,800   $      60,600   $   67,000
 Jackups                                 $      51,400   $      53,700   $   56,900
 Other Rigs                              $      44,200   $      45,200   $   43,200
Segment Total                            $      87,900   $      87,900   $   91,600

TODCO SEGMENT                            $      25,700   $      21,500   $   18,500

Total Drilling Fleet                     $      69,900   $      67,400   $   69,100


                                                     UTILIZATION (1) (2)
                                         -------------------------------------------
                                                      Three Months Ended
                                         -------------------------------------------
                                            March 31,     December 31,    March 31,
                                         -------------------------------------------
TRANSOCEAN DRILLING SEGMENT:                  2004            2003         2003
                                         --------------  --------------  -----------
 High-Specification Floaters:
   Fifth-Generation Deepwater Floaters              92%             91%          97%
   Other Deepwater Floaters                         78%             69%          76%
   Other High-Specification Floaters                73%             74%          75%
 Total High-Specification Floaters                  83%             78%          83%
 Other Floaters                                     42%             47%          50%
 Jackups                                            83%             81%          87%
 Other Rigs                                         54%             53%          36%
Segment Total                                       69%             68%          69%

TODCO SEGMENT                                       38%             40%          38%

Total Drilling Fleet                                56%             56%          55%

(1) Certain reclassifications have been made to prior periods to conform to current quarter presentation.
(2) Average dayrates are defined as contract drilling revenue earned per revenue earning day in the period and utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period.

                                         TRANSOCEAN [LOGO]
                                 TRANSOCEAN INC. AND SUBSIDIARIES
                         NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
                        ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE
                                        (IN US$ MILLIONS)

                                                                     FOR THE QUARTER ENDED
                                                              --------------------------------------
                                                               MARCH 31,   DECEMBER 31,   MARCH 31,
                                                                 2004          2003          2003
                                                              -----------  -------------  ----------
ADJUSTED NET INCOME

Net income as reported                                         $     22.7   $         5.5  $     47.2
  Add back:
    After-tax gain from sale of IPO of TODCO shares                 (39.4)              -           -
    Tax valuation allowance related to TODCO IPO                     31.0               -           -
    After-tax loss on early retirement of debt                       28.1               -           -
    Stock option vesting resulting from the TODCO IPO                 7.1               -           -
    After-tax restructuring of Nigeria benefit plans                    -            17.4           -
    After-tax loss on impairment of certain long-lived assets           -               -         1.0
                                                               -----------  -------------  ----------
Net income as adjusted                                         $     49.5   $        22.9  $     48.2
                                                               -----------  -------------  ----------

DILUTED EARNINGS PER SHARE:

Net income as reported                                         $     0.07   $        0.02  $     0.15
  Add back:
    After-tax gain from sale of IPO of TODCO shares                 (0.12)              -           -
    Tax valuation allowance related to TODCO IPO                     0.09               -           -
    After-tax loss on early retirement of debt                       0.09               -           -
    Stock option vesting resulting from the TODCO IPO                0.02               -           -
    After-tax restructuring of Nigeria benefit plans                    -            0.05           -
                                                               -----------  -------------  ----------
Net income as adjusted                                         $     0.15   $        0.07  $     0.15
                                                               -----------  -------------  ----------

                                           TRANSOCEAN [LOGO]
                                   TRANSOCEAN INC. AND SUBSIDIARIES
                           NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

                  OPERATING INCOME (LOSS) BEFORE GENERAL AND ADMINISTRATIVE EXPENSE
                             TO FIELD OPERATING INCOME (LOSS) BY SEGMENT
                                          (IN US$ MILLIONS)


                                                                           FOR THE QUARTER ENDED
                                                                 ----------------------------------------
                                                                  MARCH 31,    DECEMBER 31,    MARCH 31,
                                                                    2004           2003          2003
                                                                 -----------  --------------  -----------
Transocean Drilling Segment
    Operating revenue                                            $    578.2   $       531.1   $    562.7
    Operating and maintenance expense                                 333.2           354.1        315.5
    Depreciation                                                      107.3           104.1        103.6
    Impairment loss on long-lived assets                                  -               -          1.0
    Gain from sale of assets, net                                     (40.5)           (2.5)        (1.4)
                                                                 -----------  --------------  -----------
  Operating income before general and administrative expense          178.2            75.4        144.0
  Add back: Depreciation                                              107.3           104.1        103.6
            Impairment loss on long-lived assets                          -               -          1.0
            Gain from sale of assets, net                             (40.5)           (2.5)        (1.4)
                                                                 -----------  --------------  -----------
  Field operating income                                         $    245.0   $       177.0   $    247.2
                                                                 -----------  --------------  -----------

TODCO Segment
    Operating revenue                                            $     73.8   $        60.4   $     53.3
    Operating and maintenance expense *                                79.2            52.7         58.6
    Depreciation                                                       24.2            23.0         23.2
    Impairment loss on long-lived assets                                  -            (0.3)           -
    Gain from sale of assets, net                                      (2.7)           (0.4)           -
                                                                 -----------  --------------  -----------
  Operating loss before general and administrative expense            (26.9)          (14.6)       (28.5)
  Add back: Depreciation                                               24.2            23.0         23.2
            Impairment loss on long-lived assets                          -            (0.3)           -
            Gain from sale of assets, net                              (2.7)           (0.4)           -
                                                                 -----------  --------------  -----------
Field operating income (loss)                                    $     (5.4)  $         7.7   $     (5.3)
                                                                 -----------  --------------  -----------



* Q1 04, Q4 03 and Q1 03 include $12.4 million, $3.7 million and $4.6 million, respectively, of operating and maintenance expense that TODCO classifies as general and administrative expense.


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